                                                                    EXHIBIT 10.3

                                                          CONFIDENTIAL





                               SECURED CONVERTIBLE
                       U.S. $3,807,812.59 PROMISSORY NOTE

                             DATED: APRIL 10, 2001

                                                                    CONFIDENTIAL

                              TABLE OF CONTENTS


1.         Definitions.........................................................1

2.         Loans; Payments; Fee; Prepayment....................................4

3.         Conversion of Original Note; Acknowledgment of Prior
           Obligations.........................................................6

4.         Grant of Security Interest..........................................6

5.         Events of Default...................................................7

6.         Rights and Remedies of HP upon Default..............................8

7.         Conversion..........................................................9

8.         Conversion Adjustments..............................................9

9.         Representations and Warranties.....................................11

10.        Affirmative Covenants..............................................13

11.        Negative Covenants.................................................14

12.        Conditions to Effectiveness........................................15

13.        Successors and Assigns.............................................16

14.        Notices............................................................16

                                                                    CONFIDENTIAL


15.        Usury..............................................................16

16         Governing Law......................................................16

17.        Waiver of Jury Trial...............................................16

18.        Waivers............................................................16

19.        Waivers and Amendments.............................................17

20.        Remedies Cumulative................................................17

21.        Expenses...........................................................17

22.        No Offset..........................................................17

23.        No Change..........................................................17

     THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

     SECURED CONVERTIBLE $3,807,812.59 PROMISSORY NOTE

     This Secured Convertible $3,807,812.59 Promissory Note amends and restates that certain Subordinated Secured Convertible Promissory Note dated February 4, 1999 (the "Original Note") issued by viaLink Company, a Delaware corporation (the "Company") in favor of Hewlett-Packard Company, a Delaware corporation ("HP") in the original principal amount of $6,000,000.

     FOR VALUE RECEIVED, the Company promises to pay to HP and its successors and assigns, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all advances (each such advance being a "Loan") made hereunder, together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth in this Note. Subject to the provisions of Sections 2, 6 and 7 below, all outstanding principal and unpaid interest shall be due and payable on the Maturity Date (as defined below). This Note has been issued pursuant to the terms of a Note Purchase Agreement (as defined below).

     The following is a statement of the rights of HP and the conditions to which this Note is subject, and to which HP agrees:

     1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

     "Capital Stock" shall mean the capital stock of the Company.

     "Capital Stock Equivalents" shall have the meaning given to that term in
Section 7(a).

     "Change of Control" shall mean, with respect to the Company on or after the date hereof, (i) that any change in the composition of the shareholders of the Company as of the date hereof shall occur which would result in any person or entity (or group of persons or entities acting in concert), acquiring in excess of fifty percent (50 %) of the votes attaching in the aggregate to all classes of Capital Stock of the Company which carry voting rights in all circumstances, or (ii) that any person or entity (or group of persons or entities acting in concert) shall otherwise acquire the power to direct the management or affairs of the Company by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

     "Collateral" shall have the meaning given to that term in Section 4.

     "Common Stock" shall mean the Common Stock of the Company.

     "Company" shall have the meaning given to that term in the introductory paragraph.

     "Conversion Price" shall have the meaning given to that term in Section
7(a).

     "Closing Fee" shall have the meaning given to that term in Section 2(c).

     "Effective Date" shall mean April   , 2001.

     "Event of Default" shall have the meaning given to that term in Section
5.

     "HP" shall have the meaning set forth in the introductory paragraph.

     "Loan" shall have the meaning set forth in the second paragraph.

     "Maturity Date" shall mean February 1, 2003.

     "Note" shall mean this Secured Convertible $3,807,812.59 Promissory Note, issued by the Company in favor of HP, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
 All references to the Original Note in whatever manner contained in the Transaction Documents shall be deemed to be a reference to this Note.

     "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of February 4, 1999 between the Company and HP, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to HP of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the Transaction Documents (and until duly amended and restated hereby, the Original Note), including, all Loans, interest, fees, charges, expenses, attorneys' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C., Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

     "Other Transaction Documents" shall mean all Transaction Documents other than this Note.

     "Original Note" shall have the meaning set forth in the first paragraph.

     "Permitted Liens" shall mean the following:

          (a) any liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

          (b) liens (i) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, accessions thereto and the proceeds thereof;

          (c) liens on equipment leased by the Company pursuant to a capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment;

          (d) liens granted to secure any indebtedness senior to that of HP; and

          (e) liens existing as of the date hereof disclosed in writing to, and approved by, HP.

     "Public Offering" shall mean a firmly underwritten public offering of common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

     "Representative" shall have the meaning set forth in Section 10(c).

     "Security Agreement" shall mean, collectively, that certain Security Agreement dated February 4, 1999 by and between HP and the Company, as amended from time to time, and that certain financing statement filed in the office of the Oklahoma County Clerk, State of Oklahoma, as document number N0001453 dated 02/09/1999, as amended by that certain financing statement amendment filed in the office of the Oklahoma County Clerk, State of Oklahoma, as document number 0032718 dated 06/25/1999, as further amended or modified from time to time.

     "Transaction Documents" shall mean the Note Purchase Agreement, this
Note, that certain Shareholder Agreement entered into by and between the Company and HP and dated February 4, 1999, as amended or modified from time to time, the Security Agreement and the UCC-1 financing statements executed in connection therewith and in connection with the Original Note, and any other documents executed in connection with this Note or the Original Note, in each case as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

     "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California. Unless otherwise defined herein, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

       2. Loans; Payments; Fee; Prepayment.

          (a) Loans. This Note shall evidence the Company's obligations to repay the Loans and all other Obligations.

          (b) Principal and Interest Payments. Interest shall accrue on the Loans from the date of this Note at a rate per annum equal to six percent (6%). Upon the occurrence and during the continuance of an Event of Default interest shall accrue on the unpaid balance at a rate per annum equal to eleven and one-half percent (11.5%). Principal and interest shall be payable monthly in advance on the last business day of the month immediately preceding the month with respect to which such payment is made, in twelve (12) equal monthly installments of $326,094.00 each beginning January 1, 2002, and shall accrue on all outstanding interest that has not yet been paid when due. Unpaid accrued interest shall be added to the principal balance hereunder on a quarterly basis. Interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days. Notwithstanding the foregoing, all outstanding principal, unpaid interest and other amounts due shall be due and payable in full in cash (in immediately available funds) on the Maturity Date, if not sooner paid in full. Any amounts that are paid by the Company on account of this Note may not be reborrowed.

          (c) Closing Fee. No later than the Effective Date, the Company shall pay to HP a fee (the "Closing Fee") in the amount of $275,104.00 in readily available funds.

          (d) Payments. The Company will make all payments due under this Note by check on the date such payments are due to the following address:

                                Hewlett-Packard Company
                                P.O. Box 23010
                                Columbus, GA 31902

          or in any other manner that HP may from time to time direct.

          (e) Issuance of Stock. At any time the Company plans to issue Capital Stock, the Company shall provide written notice to HP sixty (60) days prior to the closing of such issuance.

          (f) Right to Convert. HP shall have the right at any time to convert the outstanding principal and unpaid accrued interest under this
               Note into shares of the Company's Capital Stock pursuant to
               Section 7(a) below.

          (g) Prepayment at the Option of HP. In the event that the Company enters into an agreement, or becomes the subject of an agreement, whether or not approved by its Board of Directors, for:

               (i) the sale of all or substantially all of its assets or intellectual property; or

               (ii) a Change of Control shall occur;

          then the Company shall give HP at least thirty (30) days' prior written notice of such event, and at HP's option, HP may either (A) convert into shares of the Capital Stock pursuant to Section 7(a) below, or (B) declare all amounts due and owing under this Note due and payable in cash effective upon the closing of said sale or acquisition. The Company may not prepay this Note, in whole or in part, without the prior written consent of HP.

     3.   Conversion of Original Note; Acknowledgment of Prior Obligations.

          (a) Conversion of Original Note. The Company and HP intend to enter into a contemporaneous transaction pursuant to which HP will convert 50% of the outstanding balance under the Original Note into Common Stock at the adjusted conversion price provided for therein equal to $1.75 per share (the "Conversion"). In connection with the Conversion, the Company shall deliver to HP a stock certificate or certificates representing said shares of Common Stock as required pursuant to the Original Note. Notwithstanding anything in the Transaction Documents to the contrary , the Company shall, no later than 180 days from the Effective Date (i) ensure that said shares of Common Stock are subject to an effective registration statement, and in connection therewith, comply with the provisions of the Securities Act of 1933, as amended, (ii) register or qualify such shares of Common Stock under the securities or blue sky laws of California and such other states and the District of Columbia as HP reasonably requests and (iii) do any and all other acts and things which may be reasonably or advisable to enable HP to consummate the disposition of said shares of Common Stock. Without limiting the generality of Section 5 hereof, the failure by the Company to comply with any of the requirement established in the preceding sentence shall be an Event of Default hereunder.

          (b) Prior Obligations. The Company acknowledges that (a) prior to completion of the Conversion, it is indebted to HP under the Original Note in the amount of $7,615,625.18 plus accrued, unpaid interest, if any, and (b) upon completion of the Conversion, the Company remains indebted to HP in the amount of $3,807,812.59, plus accrued, unpaid interest thereon and fees owed in connection herewith. All of the Obligations are unconditionally owing by the Company to HP, and the Company waives any and all rights of offset, defense or counterclaim of any kind, nature or description whatsoever, that it may now or hereafter hold with respect to the Original Note, the Transaction Documents, the transactions contemplated thereby or any amounts owed thereunder.

     4. Grant of Security Interest. The Company acknowledges that HP has a valid and enforceable security interest under the Original Note and the Security Agreement to secure the unpaid or unperformed Obligations, and the Company hereby reaffirms such security interest and pledges and assigns to HP and grants to HP a security interest in all right, title, and interests of the Company in and to the property described in the Security Agreement (collectively and severally, the "Collateral") to secure the Obligations.

     5. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

          (a) Failure to Pay. The Company fails to pay any principal, interest or any fees or expenses when due under this Note or the Other Transaction Documents, or the Company shall fail to pay when due any fee, expense or other sum owed to any affiliate of HP; or

          (b) Covenant Default. The Company shall default in the performance of any of its material obligations hereunder or under any of the Other Transactions Documents; or

          (c) Representations and Warranties. Any representation, warranty or certification made herein or in the Other Transaction Documents shall prove to have been false or misleading in any material respect when made or deemed made; or

          (d)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall
               (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part,
               (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

          (f) Cross-Default. The Company shall default under any other material agreement, note, indenture, instrument or other contract pursuant to which the Company has borrowed money and such default shall result in the holder having accelerated the maturity of the outstanding indebtedness under such other agreements, or the Company shall default under any material equipment lease agreement, which shall result in the lessor having terminated the lease arrangement; or

          (g) Collateral. A material portion of the Collateral is lost, stolen, substantially damaged, destroyed, sold or encumbered, or any levy, seizure, or attachment is made upon the Collateral.

     6.   Rights and Remedies of HP Upon Default.

          (a) Rights and Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default under Sections 5 (a),
               (b), (c), (f) or (g) above, HP, by written notice to the Company, may cease making Loans hereunder, and may declare all principal, accrued and unpaid interest, and any other amounts payable under the Transaction Documents, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are waived by the Company. Upon the occurrence and during the continuance of any Event of Default described in Sections 5 (d) or (e), immediately and without notice, cease making Loans hereunder and all outstanding amounts payable by the Company under the Transaction Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are waived by the Company.

          (b) Additional Rights and Remedies. In addition to any rights set forth in this Note, upon the occurrence and during the continuance of any Event of Default, HP shall have the rights of a secured creditor under the UCC and applicable federal law. Without limiting the generality of the foregoing, HP may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, or for cash or credit, all as HP deems reasonably advisable; provided, however, that the Company shall be credited with the net proceeds of sale only when such proceeds are collected by HP. HP shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. The Company hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten (10) days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

     7.   Conversion.

          (a) Optional Conversion by HP. HP shall have the right, prior to the Maturity Date, by providing written notice to the Company, to convert some or all of the outstanding Obligations into shares of Common Stock at a conversion price equal to $1.75 per share, subject to adjustment as provided in Section 8 below (the "Conversion Price").

          (b) Mechanics and Effect of Conversion. Promptly after the conversion of this Note, HP shall surrender this Note, endorsed, at the principal office of the Company. As soon as possible (or as otherwise noted in the provisions above) and after HP has executed documentation necessary to satisfy all applicable federal and state securities laws exemptions, the Company shall issue and deliver to HP at its principal office a certificate or, if HP so requests, certificates, for the number of shares of Capital Stock into which this Note is convertible to which HP shall be entitled upon conversion (bearing such legends as are required by applicable federal and state securities laws in the opinion of counsel to the Company). All such shares shall be issued and fully paid and non-assessable, and free and clear of all liens. If HP converts less than all of the amounts payable under this Note, the Company shall issue a replacement note or notes for the remaining balance containing terms substantially identical to this Note.

     8.   Conversion Adjustments.

          (a) Adjustments for Stock Splits and Subdivisions. In the event the Company, at any time from time to time after the date of issuance hereof, while this Note is outstanding, (i) fixes a record date to effect a split or subdivision of the Capital Stock into which this Note is convertible, or (ii) determines that the holders of such class or series of shares is entitled to receive a dividend or other distribution payable in additional shares of such class or series or other securities or rights convertible into, or entitling the holder to receive directly or indirectly, additional shares of such class or series other than options to purchase the Capital Stock ("Capital Stock Equivalents") without payment of any consideration by such holder for the additional shares of such class or series or the Capital Stock Equivalents (including, if convertible preferred stock or other convertible securities have been issued, the additional shares of the Capital Stock issuable upon conversion thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased and the number of shares of the Capital Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

          (b) Adjustments for Reverse Stock Splits. If the number of shares of the Capital Stock into which this Note is convertible which are outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of such class or series, then, following the record date of such combination, the Conversion Price shall be appropriately increased and the number of shares of the Capital Stock issuable on conversion shall be appropriately decreased in proportion to such decrease in outstanding shares.

          (c)  Notices of Record Date, etc. In the event of:

               (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (ii) Any capital reorganization of the Company, any
                    reclassification or recapitalization of the Capital Stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or entity, or any consolidation or merger in which the Company is not the surviving entity (except for any transaction done solely for the purpose of changing the Company's state of incorporation); or

               (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

               then the Company shall mail to HP at least thirty (30) days prior to the earliest date specified therein, a notice with (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

          (d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized shares of Common Stock, for the purpose of effectuating the conversion the this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note, and shall take all action necessary so that the shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

     9. Representations and Warranties. The Company represents and warrants to HP that, as of the date hereof:

          (a) Due Incorporation, Qualification, etc. The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; and (ii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

          (b) Authority; Enforceability. The execution, delivery and performance by the Company of this Note and the consummation by the Company of the transaction contemplated hereby (i) are within the power of the Company, and (ii) have been duly authorized by all necessary actions on the part of the Company. This Note is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity. The shares of the Company's capital stock, issuable upon conversion hereof, when issued (the "Underlying Stock") will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon HP through no action of the Company; provided, however, that the Underlying Stock will be subject to restrictions on transfer under federal or state securities laws, and that certain Lock-Up Agreement between the parties hereto and dated as of the date hereof subject to the terms thereof.

          (c) Non-Contravention. The execution and delivery by the Company of this Note and the performance and consummation of the transactions contemplated hereby and by the Other Transaction Documents do not and will not (i) violate the Certificate of Incorporation or Bylaws of the Company or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company (other than any lien in favor of HP) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

          (d) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person or entity (including without limitation the shareholders of any person or entity) is required in connection with the execution and delivery of the this Note by the Company and the performance and consummation of the transactions contemplated hereby and by the Transaction Documents.

          (e) Securities Law Compliance. The offer, sale and issuance of this Note and the issuance of the Underlying Stock upon conversion hereof constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws.

          (f) Litigation. Except with respect to the Webcasts Litigation identified below, there are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency. Webcasts.com v. viaLink (the "Webcast Litigation") is pending before the American Arbitration Association. Webcasts claims that viaLink owes it $140,499.62 for services rendered. viaLink denies that it owes Webcasts anything and has itself claimed in the same proceeding that it has been damaged and/or is entitled to offsets as a result of the acts or omissions of Webcasts in an amount in excess of the amount sought by Webcasts. Both viaLink and Webcasts also seek recovery of costs, including without limitation, attorney fees. The hearing date for the arbitration has been postponed indefinitely.

          (g)  Conversion of the Note. The principal and interest under this
               Note is convertible into the capital stock of the Company as provided herein.

          (h) Financial Statements. Any financial statements of the Company required to be delivered to HP pursuant to the Transaction Documents have been delivered to HP and are true and correct in all material respects.

     10. Affirmative Covenants. For so long as any amounts are outstanding under this Note:

          (a) Taxes. The Company shall file all tax returns when due and pay or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or business of the Company except to the extent and so long as (i) the same are being contested in good faith by appropriate proceedings, and (ii) as to which adequate reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Company.

          (b) Notice of Events of Default. The Company shall notify HP immediately upon the Company becoming aware of the occurrence of any Event of Default. The Company shall use its best efforts to become aware of the occurrence of any Event of Default as soon as possible upon or following such occurrence.

          (c) Board Observer Seat. The Company shall (i) allow one representative (the "Representative") designated from time to time

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

               by HP to attend all meetings of the Board of Directors (and all committees thereof) in a non-voting observer capacity; and (ii) provide to the Representative copies of all notices, minutes, consents and other materials that the Company provides to its directors in connection with meetings of the Board of Directors (or any committee thereof, as the case may be) at the same time such is given to its directors.

          (d) Maintenance of Collateral. The Company hereby agrees to perform all acts that may be reasonably necessary to maintain, preserve, protect and perfect the Collateral and the lien granted to HP herein, including:

          (i) not to change the Company's name or place of business or chief executive office or the location of any of its other Collateral without giving HP thirty (30) days' prior written notice;

          (ii) to appear in and defend any action or proceeding which may affect its title to or HP's interest in the Collateral other than with respect to Permitted Liens; and

          (iii) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral, except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect upon the financial or business condition of the Company.

     11. Negative Covenants. For so long as any amounts are outstanding under this Note:

          (a) Dividends. The Company shall not declare or pay any dividends on any class or classes of Capital Stock (other than stock dividends to effectuate a "stock split").

          (b) Liens. The Company shall not grant or suffer to exist a lien, encumbrance or security interest in any assets of the Company, other than Permitted Liens.

          (c)  Debt. The Company shall not create or incur any debt in excess of
               (i) 80% of the Company's then-outstanding accounts receivable plus (ii) amounts used by the Company to finance the purchase of any equipment acquired by the Company (including without limitation through capitalized leases).

          (d) Acquisition of Assets; Investments; Loans. The Company shall not without the prior written consent of HP, acquire all or substantially all of the capital stock or assets of, or make any investment in or loan to, any other entity or person for an aggregate amount in excess of 15% of the Company's assets at the end of the quarter immediately prior to such consolidation, merger, acquisition, investment or loan (excluding from such calculation expense advances to employees in the ordinary course of business).

     12.  Conditions to Effectiveness. This Note shall be effective upon:

          (a) due execution by the Company of this Note, and delivery hereof to HP, together with the due execution and delivery of such UCC financing statements and documents for filing in the U.S. Patent and Trademark Office and documents in connection therewith which HP reasonably requires in order to perfect and maintain its first priority security interest in the Collateral.

          (b)  receipt by HP of the Closing Fee in full,

          (c) receipt by HP of a certificate of an authorized officer of the Company stating that (i) all of the representations under this Note are true and correct as of the Effective Date, (ii) attached thereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance by the Company of this Note and the consummation of the transactions contemplated hereby and (iii) there are no proceedings for the dissolution or liquidation of the Company that have commenced or, to the knowledge of the Company, been threatened,

          (d) completion of the transaction between HP and the Company pursuant to which 50% of the outstanding balance under the Original Note is converted into Common Stock at a conversion price equal to $1.75 per share, including, without limiting the generality of the foregoing, the execution of documents in form and substance satisfactory to HP and the Company, and the delivery by the Company to HP of a stock certificate or certificates representing all of the shares of Common Stock required to be issued upon such conversion, which shares shall be validly issued, fully paid and non-assessable, and which shares shall be subject to an effective registration statement no later than 180 days from the Effective Date, and

          (e) receipt by HP of the Notice of Conversion executed by HP in connection with the conversion referred to in paragraph (d) above, duly countersigned by the Company.

     13. Successors and Assigns. The obligations of the Company and the rights of HP under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Company shall not be entitled to assign, transfer or delegate any of its rights, obligations or liabilities hereunder without the prior written consent of HP.

     14. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered, on the date of being faxed if sent by confirmed fax, on the first business day after being sent if sent by recognized overnight courier, and on the third business day after being mailed if sent by registered or certified mail, postage prepaid, addressed (i) if to HP to:
          Hewlett-Packard Company, 333 Logue Avenue, MS32, Mountain View, CA 94043, Attention: General Manager, fax number, (650) 919-8013; with a copy to Hewlett-Packard Company, 3000 Hanover Street, MS20BQ, Palo Alto, CA 94304, Attention General Counsel, fax number (650) 857-4392, or (ii) if to the Company to: The viaLink Company, 13155 Noel Road, Suite 800, Dallas, TX 75240, Fax (972) 934-5583; with a copy to Brobeck, Phleger & Harrison LLP, 4801 Plaza on the Lake, Austin, TX 78746, Attention: Matthew Lyons, P.C., Fax: (512) 330-4001.

     15. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     16. Governing Law.. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

     17. Waiver of Jury Trial. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

     18. Waivers. The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

     19. Waivers and Amendments. No provision of this Note may be amended or modified without the written consent of the Company and HP. HP shall not be deemed, by any act or omission, to have waived any of its rights or remedies unless such waiver is in writing and signed by HP and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of HP in exercising any right, whether before or after a default, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by HP of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment of any other amounts due and payable.

     20. Remedies Cumulative. The remedies of HP as provided herein, or in any one or more of the Other Transaction Documents, or in law or equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together in HP's sole discretion, and may be exercised as often as occasion therefor shall occur.

     21. Expenses. The Company shall pay on demand all fees and expenses, including reasonable attorneys' fees and expenses, incurred by HP in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by the Transaction Documents.

     22. No Offset. Notwithstanding any rights of offset, recoupment or other similar rights that the Company may have in connection with any Transaction Document or the Original Note or under applicable law, the Company agrees and hereby waives any right to offset, deduct, recoup, credit or otherwise reduce any amounts owing by the Company to HP under the terms of this Note.

     23. No Change. Except as expressly modified herein, the Transaction Documents remain in full force and effect. The Company ratifies and confirms each of the Transaction Documents and the Original Note as amended and restated hereby, and represents and warrants that each of the Transaction Documents, and the Original Note until it's amendment and restatement hereby and the satisfaction of the conditions established herein, represents the legal, valid and binding obligations of the Company to HP, enforceable against the Company in accordance with their respective terms. Each reference to the Original
          Note in the Transaction Documents shall be deemed to be a reference to this Note.

               IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its duly authorized representative as of the date first written above.

THE VIALINK COMPANY


By: /s/ WILLIAM P. CREASMAN
   -----------------------------------
Name: William P. Creasman
     ---------------------------------
Title: Vice President, Chief Financial
      --------------------------------
       Officer and General Counsel
      --------------------------------



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